UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 28, 2020

EQUILLIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa, Suite 105, La Jolla, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equillium, Inc. (the “Company”) hereby announces that (i) Daniel Bradbury, the Company’s Executive Chairman, has voluntarily agreed to a 65% reduction in his base salary otherwise payable for the remainder of 2020, (ii) Bruce D. Steel, the Company’s President and Chief Executive Officer, has voluntarily agreed to an 85% reduction in his base salary otherwise payable for the remainder of 2020 and (iii) Bala Manian and Charles McDermott, two of the Company’s non-management directors have voluntarily agreed to forego 100% of their annual cash retainers otherwise payable to such directors for the remainder of 2020. The Company expects that the voluntary reductions in salary and retainers will save the Company approximately $350,000 in cash expenditures in calendar year 2020. On May 28, 2020, the Compensation Committee of the Company’s Board of Directors issued to Daniel Bradbury, Bruce D. Steel, Bala Manian, and Charles McDermott retention stock options to purchase 28,708, 100,110, 20,634 and 19,916 shares of the Company’s common stock, respectively.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUILLIUM, INC.

Date: June 1, 2020	By:	/s/ Bruce D. Steel
Bruce D. Steel
President and Chief Executive Officer

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